EXHIBIT 99.6


                          CONSENT OF SCOTT M. SPERLING

     I, Scott M. Sperling, hereby consent to the use of my name in the Registration Statement on Form S-4 of Fisher Scientific International Inc. and any amendment thereto, as the same appears therein under the section "MANAGEMENT--Principals of the Company" with respect to my becoming a director of Fisher Scientific International Inc. following the Merger (as defined in such Registration Statement).


                                          /s/ Scott M. Sperling
                                          -------------------------------------

                                          Scott M. Sperling

                                          December 19, 1997